UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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PACIRA BIOSCIENCES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 11, 2026, Pacira BioSciences, Inc. issued the following press release:

FOR IMMEDIATE RELEASE

Pacira BioSciences Reaffirms Commitment to Shareholder Value Creation

— Issues Statement in Response to DOMA’s Nomination of Director Candidates --

— No Shareholder Action Required at This Time --

BRISBANE, Calif., March, 11, 2026 (GLOBE NEWSWIRE) -- Pacira BioSciences, Inc. (Nasdaq: PCRX), the industry leader in its commitment to deliver innovative, non-opioid pain therapies to transform the lives of patients, today confirmed that DOMA Perpetual Capital Management LLC (“DOMA”) has nominated three director candidates to stand for election to the Pacira Board of Directors (the “Board”) at the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). Pacira’s Board issued the following statement:

The Pacira Board of Directors and management team are committed to serving the best interests of the Company and all its shareholders. In January 2025, we launched our 5x30 strategy, a focused five-pillar plan with clear, measurable objectives we intend to achieve by 2030 to accelerate performance and position us for sustainable long-term value creation. Today, we are pleased to reiterate the significant progress we have made against these goals in just over a year, including:

•Treated 2.5 million patients with our products in 2025, reinforcing our path to help 3 million patients annually by 2030.

•Increased EXPAREL® (bupivacaine liposome injectable suspension) year-over-year volume growth to 6.2% in 2025 versus 3.6% in 2024, marking tangible progress toward our goal of double-digit compounded annual topline growth. We further reinforced our 5-year revenue goal with key intellectual property milestones, namely:
◦Secured a favorable volume-limited settlement of our multi-year patent infringement lawsuit.
◦Strengthened our intellectual property estate to 21 Orange-Book listed patents across two families protecting the EXPAREL franchise, a dramatic evolution from the single patent that was previously litigated.

•Achieved record-high 2025 GAAP and non-GAAP gross margins of 79% and 81%, respectively, and are on track for our goal of a five-percentage point gross margin improvement over a 2024 baseline of 76%.

•Advanced two promising Phase 2 clinical programs, PCRX-201 (enekinragene inzadenovec), our novel locally administered gene therapy for osteoarthritis (OA), and PCRX-2002, our complementary, ropivacaine-based, long-acting local analgesic for postsurgical pain. We are now entering a data-rich period with key 2026 milestones that include (i) an interim analysis from our Phase 3 study of ZILRETTA® (triamcinolone acetonide extended-release injectable suspension) in shoulder OA, (ii) topline results from our iovera®° registration study for the treatment of spasticity, and (iii) 52-week data from Part A of our Phase 2 study of PCRX-201 in knee OA.

•Expanded our commercial reach both inside and outside the U.S. by signing high-caliber commercial collaborations with J&J MedTech and LG Chem.

In our regular conversations with Pacira shareholders representing a majority of outstanding shares, we have heard clear support for our growth strategy. With that, we are accelerating our transition into an innovative biopharmaceutical and therapeutic leader in musculoskeletal pain and adjacencies all while advancing a discipline capital allocation strategy that includes (i) driving topline growth by leveraging our established commercial infrastructure; (ii) advancing an innovative pipeline; and (iii) returning capital to shareholders. In 2025, we executed $150 million in common stock repurchases, reducing our outstanding shares from 47 to 41 million.

Since Frank Lee became Pacira’s Chief Executive Officer in January of 2024, members of our Board and leadership team have met with DOMA 12 times. DOMA has not provided any new insights regarding our strategy or operations that the Company and the Board are not already carefully evaluating and executing as part of our 5x30 strategy for growth and value creation.

The Pacira Board and management team will continue to act in the best interests of the Company and all its shareholders and remain confident that Pacira is well positioned to accelerate growth and continue executing its long-term plan to deliver value.

The Board’s Nominating, Governance and Sustainability Committee will carefully review the proposed nominees in due course, consistent with its established processes and corporate governance guidelines. The Board will present its recommendation with respect to the election of directors in the Company’s definitive proxy statement, which will be filed with the U.S. Securities and Exchange Commission and distributed to all shareholders eligible to vote at the 2026 Annual Meeting.

The date of the Annual Meeting has not yet been announced, and shareholders are not required to take any action at this time.

About Pacira

Pacira BioSciences delivers innovative, non-opioid pain therapies to transform the lives of patients. Pacira has three commercial-stage non-opioid treatments: EXPAREL® (bupivacaine liposome injectable suspension), a long-acting local analgesic currently approved for infiltration, fascial plane block, interscalene brachial plexus nerve block in adults, sciatic nerve block in the popliteal fossa in adults, and adductor canal block in adults for postsurgical pain management; ZILRETTA® (triamcinolone acetonide extended-release injectable suspension), an extended-release, intra-articular injection indicated for the management of osteoarthritis knee pain; and iovera®°, a novel, handheld device for delivering immediate, long-acting, drug-free pain control using precise, controlled doses of cold temperature to a targeted nerve. The company is also advancing a pipeline of clinical-stage assets for musculoskeletal pain and adjacencies, its most advanced product candidate, PCRX-201 (enekinragene inzadenovec), a novel locally administered gene therapy in Phase 2 clinical development for osteoarthritis of the knee To learn more about Pacira, visit www.pacira.com.

Forward-Looking Statements

Any statements in this document about Pacira’s future expectations, plans, trends, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to: the 2026 annual meeting of shareholders; Pacira’s board of directors, the contributions of new directors; ‘5x30’, our growth and business strategy, our future outlook, the strength and efficacy of our intellectual property protection and patent terms, our future growth potential and future financial and operating results and trends, our plans, objectives, expectations (financial or otherwise) and intentions, including our plans with respect to the repayment of our indebtedness, anticipated product portfolio and product development programs, strategic alliances, plans with respect to the Non-Opioids Prevent Addiction in the Nation (“NOPAIN”) Act and any other statements that are not historical facts. For this purpose, any statement that is not a statement of historical fact should be considered a forward-looking statement. We cannot assure you that our estimates, assumptions and expectations will prove to have been correct. Actual results may differ materially from these indicated by such forward-looking statements as a result of various important factors, including risks relating to, among others: risks associated with acquisitions, such as the risk that the acquired businesses and/or assets will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; our manufacturing and supply chain, global and United States economic conditions (including tariffs, inflation and rising interest rates), and our business, including our revenues, financial condition, cash flows and results of operations; the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL® (bupivacaine liposome injectable suspension), ZILRETTA® (triamcinolone acetonide extended-release injectable suspension) and iovera®°; the rate and degree of market acceptance of EXPAREL, ZILRETTA and iovera°; the size and growth of the potential markets for EXPAREL, ZILRETTA and iovera° and our ability to serve those markets; our plans to expand the use of EXPAREL, ZILRETTA and iovera° to additional indications and opportunities, and the timing and success of any related clinical trials for EXPAREL, ZILRETTA, iovera° and any of our other product candidates, including but not limited to PCRX-201 (enekinragene inzadenovec); the commercial success of EXPAREL, ZILRETTA and iovera°; the related timing and success of United States Food and Drug Administration supplemental New Drug Applications and premarket notification 510(k)s; the related timing and success of European Medicines Agency Marketing Authorization Applications; our plans to evaluate, develop and pursue additional product candidates utilizing our proprietary multivesicular liposome (“pMVL”) drug delivery technology or our proprietary high-capacity adenovirus (“HCAd”) vector platform; the approval of the commercialization of our products in other jurisdictions (by either us or our partners); clinical trials in support of an existing or potential pMVL- or HCAd-based product; our commercialization and marketing capabilities; our ability to successfully complete capital projects; the outcome of any litigation; the recoverability of our deferred tax assets; assumptions associated with contingent consideration payments; assumptions used for estimated future cash flows associated with determining the fair value of the company; the anticipated funding or benefits of our share repurchase program; and factors discussed in the “Risk Factors” of Pacira’s most recent Annual Report on Form 10-K and in other filings that it periodically makes with the SEC. In addition, the forward-looking statements included in this document represent Pacira’s views as of the date of this document. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such Pacira anticipates that subsequent events and developments will cause its views to change. Except as required by applicable law, Pacira undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and readers should not rely on these forward-looking statements as representing Pacira’s views as of any date subsequent to the date of this document.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Pacira’s actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed and referenced in the “Risk Factors” of Pacira’s most recent Annual Report on Form 10-K and in other filings that Pacira periodically makes with the SEC.

Important Additional Information Regarding Proxy Solicitation

Pacira intends to file a proxy statement and BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for Pacira’s 2026 annual meeting of stockholders (the “2026 Proxy Statement,” and such meeting the “2026 Annual Meeting”). BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF PACIRA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING PACIRA’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents, including the definitive 2026 Proxy Statement (and any amendments or supplements thereto) and other documents filed by Pacira with the SEC, are, or will be when filed, available for no charge on the SEC’s website at http://www.sec.gov and on Pacira’s investor relations website at https://investor.pacira.com.

Participants in the Solicitation

Pacira, its directors, director nominees, certain of its executive officers and other employees may be deemed participants in the solicitation of proxies from stockholders in respect of the 2026 Annual Meeting. Information regarding the names of Pacira’s directors and executive officers and their respective interests in Pacira by security holdings or otherwise is set forth in Pacira’s proxy statement for the 2025 Annual Meeting of stockholders, filed with the SEC on April 29, 2025 (the “2025 Proxy Statement”). Please refer to the sections captioned “Director Compensation,” “Executive Compensation,” and “Stock Ownership Information” in the 2025 Proxy Statement. To the extent holdings of such participants in Pacira’s securities have changed since the amounts described in the 2025 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC: Form 4, filed by Jonathan Slonin on June 5, 2025; Form 4, filed by Kristen Williams on June 5, 2025; Form 4, filed by Lauren Riker on June 5, 2025; Form 4, filed by Alethia Young on June 13, 2025; Form 4, filed by Michael J. Yang on June 13, 2025; Form 4, filed by Laura Brege on June 13, 2025; Form 4, filed by Christopher Christie on June 13, 2025; Form 4, filed by Mark Froimson on June 13, 2025; Form 4, filed by Marcelo Bigal on June 13, 2025; Form 4, filed by Abraham Ceesay on June 13, 2025; Form 4, filed by Mark A. Kronenfeld on June 13, 2025; Form 4, filed by Jonathan Slonin on August 4, 2025; Form 4, filed by Marcelo Bigal on August 11, 2025; Form 4, filed by Abraham Ceesay on September 8, 2025, Form 4, filed by Shawn Cross on November 3, 2025; Form 4, filed by Shawn Cross on November 13, 2025; Form 4, filed by Jonathan Slonin on November 19, 2025; Form 4, filed by Shawn Cross on December 11, 2025; Form 4, filed by Frank Lee on January 6, 2026; Form 4, filed by Jonathan Slonin on January 6, 2026; Form 4, filed by Brendan Teehan on January 6, 2026; Form 4 filed by Lauren Riker on January 6, 2026; Form 3, filed by Samit Hirawat on January 29, 2026; Form 4, filed by Samit Hirawat on January 29, 2026; Form 4, filed by Lauren Riker on February 3, 2026; Form 4, filed by Kristen Williams on February 3, 2026; Form 4, filed by Jonathan Slonin on February 3, 2026; Form 4, filed by Brendan Teehan on February 3, 2026; Form 4, filed by Frank Lee on February 3, 2026; Form 4, filed by Kristen Williams on February 13, 2026; Form 4, filed by Shawn Cross on February 13, 2026; Form 4, filed by Jonathan Slonin on February 13, 2026; Form 4, filed by Frank Lee on February 13, 2026; Form 4, filed by Brendan Teehan on February 13, 2026; Form 4 filed by Lauren Riker on February 13, 2026.

Additional information can also be found in Pacira’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026. Details concerning potential participants in the solicitation, including Pacira’s director nominees for election at the 2026 Annual Meeting, will also be included in the 2026 Proxy Statement. These documents, including the definitive 2026 Proxy Statement (and any amendments or supplements thereto) and other documents filed by Pacira with the SEC, are, or will be when filed, available for no charge on the SEC’s website at https://www.sec.gov and on Pacira’s investor relations website at https://investor.pacira.com.

Non-GAAP Financial Information

This document contains a financial measure that does not comply with U.S. generally accepted accounting principles (GAAP), non-GAAP gross margin, because this non-GAAP financial measure excludes the impact of items that management believes affect comparability or underlying business trends.

This measure supplements Pacira’s financial results prepared in accordance with GAAP. Pacira management uses this measure to better analyze its financial results, estimate its future gross margin and to help make managerial decisions. In management’s opinion, this non-GAAP measure is useful to investors and other users of Pacira’s financial statements by providing greater transparency into the ongoing operating performance of Pacira and its future outlook. Such measure should not be deemed to be an alternative to GAAP requirements. The non-GAAP measure presented here is also unlikely to be comparable with non-GAAP disclosures released by other companies. See the table below for a reconciliation of GAAP gross margin to non-GAAP gross margin.

Pacira BioSciences, Inc. Reconciliation of GAAP to Non-GAAP Financial Information (in thousands, except percentages) (unaudited)
	Year Ended
	December 31,
	2025	2024
Gross margin reconciliation:
GAAP total revenues	$726,411	$700,966
GAAP gross margin	$576,662	$530,538
GAAP gross margin percentage	79%	76%
Adjustments to GAAP gross margin:
Stock-based compensation	$6,448	$5,331
Decommissioning of manufacturing suite [1]	6,521	—
Non-GAAP gross margin	$589,631	$535,869
Non-GAAP gross margin percentage	81%	76%
1) In July 2025, as a result of improving manufacturing efficiencies for EXPAREL, we announced the decommissioning of our 45-liter EXPAREL batch manufacturing suite located at our Science Center Campus in San Diego, California, and reduced our workforce accordingly. During the year ended December 31, 2025, we recognized $6.5 million of accelerated depreciation expense on fixed assets and reserved raw materials associated with this manufacturing suite that was recorded to cost of goods sold in the consolidated statement of operations.